August 13, 2009
Investor Presentation
The Combination of SP Acquisition Holdings, Inc. &
Frontier Financial Corporation

DISCLAIMERS DISCLAIMER REGARDING THIS PRESENTATION This presentation (the “Presentation”) was prepared by SP Acquisition Holdings, Inc. (“SPAH”) for the benefit of its investors solely for the purpose of explaining the contemplated merger of Frontier Financial Corporation (“FFC”) with and into SPAH. In the analysis of certain comparable companies in this Presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was available to us from publicly available sources.  In addition, we have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial conditions, results of operations, business or prospects of certain of the comparable companies since the date of the most recent publicly available financial statements of such comparable companies.  Furthermore, we have not independently verified market and industry data from third-party sources.  This Presentation does not purport to address the relative merits of different alternatives or all risks, uncertainties or assumptions associated therewith. The preparation of this Presentation involved various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, is not readily susceptible to summary description. Furthermore, we made qualitative judgments as to the significance and relevance of each analysis and factor considered in the preparation of this Presentation. Thus, we believe that this Presentation should be considered as a whole. Selecting portions of the Presentation, without considering all information contained in the Presentation, could create an incomplete view. The views expressed herein are necessarily based on economic, market, financial and other conditions as we believed they existed, and on the information publicly available to us, as we prepared this Presentation and we undertake no obligation to update or otherwise revise these materials. SPAH has filed a registration statement and Frontier has filed a preliminary proxy statement, in each case that contains a preliminary joint proxy statement/prospectus, with the SEC in connection with the proposed merger between SPAH and Frontier and related transactions as described in the report on Form 8-K filed by SPAH with the SEC on August 3, 2009 and the exhibits thereto.  Stockholders and warrant holders and other interested persons are advised to read the joint proxy statement/prospectus in connection with SPAH’s and FFC’s solicitation of proxies for the special meetings because it will contain important information. Such persons can also read SPAH’s final prospectus, dated October 10, 2007, in connection with SPAH’s initial public offering, SPAH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and other reports filed with the SEC for a description of the security holdings of SPAH’s officers, directors and affiliates and their respective interests in the successful consummation of the merger. The definitive joint proxy statement/prospectus will be mailed to SPAH stockholders and warrant holders and FFC stockholders as of a record date to be established for voting on the merger and the amendments to the warrant agreement, as the case may be. Stockholders and warrant holders will also be able to obtain a copy of the definitive joint proxy statement/prospectus, without charge, by directing a request to: SP Acquisition Holdings, Inc., 590 Madison Ave., 32nd floor, New York, NY 10022 and Frontier Financial Corporation, 332 SW Everett Mall Way, Everett, WA 98204. Free copies of these documents, once available, can also be obtained, without charge, at the sec’s internet site (http://www.sec.gov). SPAH, Frontier and their respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of stockholders and warrant holders to approve the merger and the related transactions. The underwriters of SPAH’s initial public offering may provide assistance to SPAH, Frontier and their respective directors and executive officers, and may be deemed to be participants in the solicitation of proxies. Approximately $17.3 million of the underwriters’ fees relating to SPAH’s initial public offering were deferred pending stockholder approval of SPAH’s initial business combination, and stockholders are advised that the underwriters have a financial interest in the successful outcome of the proxy solicitation. SPAH is in negotiation with its underwriters regarding the amount and form of payment of such deferred underwriting fees from SPAH’s initial public offering. The results of these negotiations are uncertain and could result in $17,316,000 in additional costs for the pro forma company which could be paid in cash.

DISCLAIMERS (cont’d) DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS This Presentation contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the combined entity following the consummation of the Merger. These statements are preceded by, followed by, or include the words “may,” “intend,” “might,” “will,” “continue,” “could,” “should,” “expect,” “predict,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “possible” or “continue,” the negative of these terms or other comparable terminology or expressions, but the absence of these words does not mean that a statement is not forward-looking.   Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on our beliefs and assumptions (or those of analysts or others, as the case may be), which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding the potential receptiveness of the market to valuation of comparable companies at levels reflecting multiples at which comparable companies are valued, equity market conditions and the effects on market valuations of such comparable companies’ future performance (which future performance is itself subject to risks and uncertainties). Forward-looking statements involve risks, uncertainties and assumptions that could prove inaccurate. Accordingly, actual outcomes will likely differ materially from those contained in any forward-looking statement. You should recognize these statements for what they are and not rely on them as facts. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update, publicly or otherwise, any of them in light of new information or future events. Many possible events or factors could affect the future financial results and performance of the combined company following the Merger. This could cause the results or performance of the combined company to differ materially from those expressed in the forward-looking statements. Investors should consider these important factors when voting on the Merger. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to: (1) delays in closing the Merger whether due to the inability to obtain stockholder or regulatory approval or otherwise, (2) loss of key personnel or an expenditure by the combined company of a greater amount of resources attracting, retaining and motivating key personnel than in the past, (3) a significant increase in competition among depository and other financial institutions, (4) changes in the interest rate environment that reduce operating margins, (5) general economic conditions, either nationally or in Washington and Oregon, may be less favorable than expected resulting in, among other things, a deterioration in credit quality and an increase in credit risk-related losses and expenses, (6) loan losses may exceed the level of allowance for loan losses of the combined entity, (7) the rate of delinquencies and amount of charge-offs may be greater than expected, (8) the rates of loan growth and deposit growth may not increase as expected, (9) legislative or regulatory changes may adversely affect the business of the combined company, (10) modification of pending regulatory actions against Frontier in a manner reasonably acceptable to SPAH, including by the elimination of certain provisions and consequences related thereto, (11) costs related to the Merger may reduce the combined entity’s working capital and (12) SPAH may fail to close the Merger and may be forced to dissolve and liquidate. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

DISCLAIMERS (cont’d) DISCLAIMER REGARDING VALUATIONS The information set forth in this Presentation (including all footnotes) reflect a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances and, therefore, such analyses are not readily susceptible to partial analysis or summary description. None of the companies selected for comparison herein is identical to FFC or its operating subsidiary (the “Bank”), and SPAH’s suggestions or other options selected for review herein are not intended to be representative of the entire range of possible options for SPAH. The information herein is not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such information. We make no representation herein as to the price at which the shares of the combined entity will trade at any future time or the future value of the combined entity. Such trading prices may be affected by a number of factors, including but not limited to changes in prevailing interest rates and other factors which generally influence the price of securities, adverse changes in the current capital markets, and the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the combined company or the comparable companies or in the industries in which they participate. There are risks that the price of shares of the surviving company may decline due to changes in economic conditions, changes in interest rates, shrinkage of market in the future or due to many other reasons. This Presentation is not intended to have any effect on the share price of any company DISCLAIMER REGARDING PRO FORMA FIGURES Pro forma figures used in the Presentation may not have been prepared under generally accepted accounting principles used in the United States (“GAAP”) and in some cases pro forma figures may differ greatly from those derived from GAAP. In addition, pro forma figures or amounts herein do not purport to indicate the financial position or results of operations as of any future date or for any future period. Please refer to the pro forma information in conjunction with the accompanying notes to the pro forma financial statements and the historical financial statements and the accompanying notes thereto and the sections entitled “Information about SPAH— Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information about Frontier—Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the joint proxy statement/prospectus of FFC and SPAH. NON-GAAP FINANCIAL MEASURES The non-GAAP financial measures used in this Presentation are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding operating performance. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this Presentation because we believe they are useful to investors in allowing for greater transparency.

▪ SP Acquisition Holdings, Inc. (“SPAH”) and Frontier Financial Corporation (“FFC”) signed a merger agreement on July 30, 2009 (the “Transaction”)
 – Substantial revaluation of loan portfolio
 – A stronger capital base, liquid balance sheet and reduced exposure to non-performing loans, positioning
 FFC to execute its business plan and return to positive earnings
▪ Leverages new leadership team put in place in December 2008
▪ The merger creates Post-Transaction FFC at tangible book value
▪ SPAH and FFC will seek to expand the shareholder base to include fundamental bank investors

Executive Summary
All figures are as of June 30, 2009
+
=

Transaction

Transaction Structure
▪ Exchange ratio of 0.0530 SPAH Common Stock and 0.0530
 SPAH Warrants to purchase Common Stock per share of
 FFC Common Stock
 – Current FFC shareholders will receive ~2.5 million
 shares of SPAH Common Stock and ~2.5 million
 warrants to purchase SPAH Common Stock
▪ SPAH will amend the warrant agreement, moving the
 strike price from $7.50 to $11.50 and extending the
 maturity of the warrants to 7 years after the Transaction
 closes
▪ SP Acq LLC and SPAH Directors will forfeit a combined
 ~9.5 million shares of SPAH Common Stock
 – SP Acq LLC and affiliates will exchange a substantial
 amount of their securities for non-voting shares (or
 warrants exercisable into non-voting shares) in order to
 facilitate regulatory approval
▪ A SP Acq LLC affiliate will invest an incremental $30
 million of cash at the time of the Transaction
Notes
1.Assumes no exercise of conversion rights. If 10% of SPAH’s shares were converted (minus one share), SPAH would have to pay approximately $42,716 in exchange for 4,328,959 shares.
2.Assumes no exercise of dissenter’s rights. If holders of 10% of FFC’s shares exercised and perfected their dissenters’ rights, SPAH would have to pay the fair value of those shares, in cash, as determined by Chapter 13 of the Washington Business Corporate Act.
3.SPAH is in negotiation with its IPO underwriters regarding the amount and form of payment of the deferred underwriting fees from SPAH’s IPO totaling $17,316. The results of these negotiations are uncertain and could result in $17,316 in additional costs for the pro forma company which could be paid in cash.
Source: S-4 , other public filings and reconciliation on page 56.

▪ The merger seeks to accomplishes three objectives:
 – Frontier Bank (“Frontier” or the “Bank”) will be recapitalized, creating an over-capitalized bank (relative to regulatory “well-capitalized” guidelines)
 ▫ Write-down a substantial amount of non-performing loans as part of the Transaction (~$200 million)
 ▫ Provide flexibility in dealing with work outs of non-performing loans
 ▫ Comply with the regulatory mandated minimum Tier I Leverage Ratio of 10.00% which may help SPAH and Frontier obtain relief from certain key provisions of the cease and desist order and written agreement
 – Positions the Bank to fund new growth initiatives that include further developing its lending activities at today’s historically wide spreads and conservative underwriting environment
 – Reconstitute FFC at tangible book value
▪ FFC shareholders will receive 0.0530 shares of SPAH Common Stock and 0.0530 warrants to purchase SPAH
 Common Stock for each of their FFC shares
▪ Additionally, a SP Acq LLC affiliate will invest an incremental $30 million of cash at the time of the Transaction
 – SP Acq LLC and SPAH Directors will forfeit approximately 9.5 million shares, eliminating dilution from
 SPAH’s original founder’s promote
 – SP Acq LLC and affiliates will exchange a substantial amount of voting securities for non-voting securities to facilitate regulatory approvals
▪ The Transaction will combine SPAH’s cash in trust with FFC’s TBV (after fair value adjustments), resulting in an over-capitalized (relative to regulatory “well-capitalized” guidelines) Post-Transaction FFC, with a Tier I
 Leverage Ratio of 12.10%
▪ Assuming the Post-Transaction FFC stock trades at a similar Price / TBV as the comparable companies’
 (selected by management as appropriate(1)) average of 1.40x, there is a potential for a premium to SPAH’s current share price
Transaction Overview

Note
1.Comparable companies presented on page 13. The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.

Pro Forma Balance Sheet
Notes
Assumes no SPAH shareholders exercise conversion rights and no FFC shareholders exercise dissenters’ rights.
1.FFC’s assets and liabilities are revalued at fair value based on preliminary FAS 141(R) adjustments.
2.Assumes no exercise of conversion rights. If 10% of SPAH’s shares were converted (minus one share), SPAH would have to pay approximately $42,716 in exchange for 4,328,959 shares; assumes no exercise of dissenter’s rights. Assumes no exercise of dissenter’s rights. If holders of 10% of FFC’s shares exercised and perfected their dissenters’ rights, SPAH would have to pay the fair value of those shares, in cash, as determined by Chapter 13 of the Washington Business Corporate Act.
3.SPAH is in negotiation with its IPO underwriters regarding the amount and form of payment of the deferred underwriting fees from SPAH’s IPO totaling $17,316. The results of these negotiations are uncertain and could result in $17,316 in additional costs for the pro forma company which could be paid in cash.
Source: S-4 , other public filings, and reconciliations on page 56 and 57.

Valuation

Illustrative Book Value Per Share
▪ Following the Transaction adjustments, FFC
 will have a fair value balance sheet and
 credible tangible book equity
▪ For comparative purposes only, if Post-
 Transaction FFC’s pro forma tangible book
 value per share is $10.24, then using the
 range of Price / Tangible Book multiples for
 the comparable Western Region Commercial
 Banks (selected by management as
 appropriate(4)) there is a potential for a
 premium to SPAH’s current share price
 – There is no guarantee that Post-
 Transaction FFC stock will trade to the
 tangible book value multiples presented
▪ If the warrants were exercised, FFC would
 receive $766 million in additional tangible
 capital, offsetting dilution from the new
 shares at today’s share prices and providing
 significant capital to take advantage of
 current opportunities
Notes
1. Assumes no exercise of conversion rights. If 10% of SPAH’s shares were converted (minus one share), SPAH would have to pay approximately $42,716 in exchange for 4,328,959 shares.
2. Assumes no exercise of dissenter’s rights. If holders of 10% of FFC’s shares exercised and perfected their dissenters’ rights, SPAH would have to pay the fair value of those shares, in cash, as determined by Chapter
 13 of the Washington Business Corporate Act.
3. SPAH is in negotiation with its IPO underwriters regarding the amount and form of payment of the deferred underwriting fees from SPAH’s IPO totaling $17,316. The results of these negotiations are uncertain and could result in $17,316 in additional costs for the pro forma company which could be paid in cash.
4. Comparable companies presented on page 13. The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.
Source: S-4, other public filings and reconciliations on page 57 and 58.

Valuation Summary

▪ Management's efforts to charge-off non-performing loans and the FAS 141(R) fair value adjustments should bring FFC's book value to fair value
▪ After the capital injection, management should be able to focus on underwriting strong credits at historically high spreads
▪ Transaction reconstitutes FFC with significant potential upside
▪ Assuming the Post-Transaction FFC stock trades at a similar Price / TBV as the comparable companies’
 (selected by management as appropriate(1)) average of 1.40x, there is a potential for a premium to SPAH’s current share price
Note
1. Comparable companies presented on page 13. The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.

Comparable Companies
▪ The Post-Transaction FFC offers an opportunity to invest in a bank with a well-capitalized balance sheet and strong earnings potential
 – Since December 31, 2007, and including anticipated fair value adjustments taken under FAS 141(R) for the
 Transaction, the Bank will have written-off $513 million of loans on an original gross loan balance of $3,612 million (~14%)
▪ Pro forma for the Transaction the Bank will have recognized most of the $492 million in potential losses suggested by the Supervisory Capital Assessment Program (“SCAP”) analysis, under the adverse case scenario, with significant equity coverage remaining
▪ FFC should have a Tier I Leverage Ratio of 12.10%, which is greater than most of the FFC’s comparables
 (selected by management as appropriate(1))
▪ Significant tangible book equity of $514 million underlies the investment in Post-Transaction FFC
▪ Pro forma for the Transaction, approximately 20% of total assets are anticipated to be in cash, fed funds sold and securities; liquid assets as a percentage of TBV is anticipated to be ~167%
Note
1. Comparable companies presented on page 13. The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.

Comparable Companies (cont’d) (8)
Based on GAAP Financials and other publicly available information for quarter ending June 30, 2009 unless otherwise noted
▪ After accounting for Transaction adjustments, FFC should have a Tier I Leverage Ratio of 12.10%
▪ With the addition of SPAH’s capital and the FAS 141(R) adjustments to the loan book, FFC’s exposure to
 Adverse SCAP Loss estimates should amount to only 3% of tangible common equity
▪ Comparable companies selected for Western Region commercial banks trading above tangible book value
Notes
1.Excludes ethnic focused banks.
2.Priced $104 million of common equity in a public offering on August 5, 2009.
3.Announced a $175 million public offering of common equity on August 11, 2009.
4.Net SCAP estimated loss determined using the "adverse" case scenario based on December 31, 2008 loan portfolio. Net of: net charge-offs in 1H 2009, and pro forma allowances for loan and lease losses (“ALLL”) in excess of pro forma ALLL/Loans of 1.50%.
5.Assumes net SCAP estimated loss impacts equity dollar-for-dollar.
6.Based on GAAP ROAA from 1989-2008, where available.
7.Mean and median price / tangible book value multiples exclude Westamerica Bancorporation.
8.The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.
Source: S-4, other public filings and reconciliations on page 58.

▪ There was extensive due diligence on the Bank’s loan portfolio; credit analysis was completed by multiple parties:
 – The Bank’s Special Assets Group currently meets weekly and makes internal assessments for potential loan losses and quality of collateral
 ▫ The group focuses on work-outs and property sales, seeking to provide real-time data to support valuations
 – SPAH investment professionals observed Special Assets Group meetings over the past two months, reviewing some of the Bank’s non-performing loans and a substantial portion of the larger performing loans
 – A third-party consultant conducted two loan reviews in the past nine months. The consultant was onsite and reviewed 65% of the loan portfolio on a loan-by-loan basis as recently as July 2009 - a statistical extrapolation was performed on the balance of the loan portfolio
▪ SPAH and SPAH’s advisors performed customary legal, financial, regulatory and operational diligence on
 Frontier and Frontier’s business
▪ FFC has been subject to ongoing oversight and review as part of its cease and desist order with the FDIC and the State of Washington Department of Financial Institutions (the “State of Washington”), and as part of its agreement with the Federal Reserve Board (“FRB”)
▪ The FAS 141(R) fair value assessment performed by RP Financial resulted in a write-down of the Bank’s loan portfolio by ~$327 million for credit
Due Diligence Process Summary
Note
1. In addition to the $213 million of net charge-offs since December 31, 2007.
Source: RP Financial 141(R) fair value assessment; selected data on pages 53 - 55.

Business Overview: Pre & Post-Transaction

▪ FFC, through its subsidiary Frontier, a Washington State chartered bank, services customers primarily in
 Washington State with a small presence in Oregon
 – As of June 30, 2009, Frontier had ~$3.4 billion in Gross Loans, ~$98.6 million of Loan Loss Reserves and
 ~$4.0 billion of Total Assets
▪ Frontier’s ~$3.4 billion loan portfolio consists of Commercial & Industrial (“C&I”) (12%), Commercial Real Estate
 (30%), Construction (21%), Land Development (14%), Lots (8%) and Residential 1-4 Family (13%)
 – Non-performing loans totaled $765 million (before reserves) as of June 30, 2009
▪ Pat Fahey became CEO of FFC and Mike Clementz became President of FFC on December 8, 2008
▪ Since late 2008, Management has been focused on managing non-performing assets and carefully reducing expenses
 – In November 2008, the Bank created a Special Assets Group of 37 professionals that work-out, monitor and track non-performing assets
 – At June 30, 2009, the Bank had 51 branches and 714 employees, down from 827 employees at September
 30, 2008
▪ Frontier is regulated by the FDIC and the State of Washington; FFC is regulated by the FRB
 – On March 18, 2009 the FDIC and State of Washington issued a cease and desist order to the Bank; a similar agreement was later entered into between FFC and the FRB
 ▫ The cease and desist orders were issued on the basis of the June 30, 2008 FDIC / State of Washington examination
 ▫ Significant progress had been made to address all the issues raised in the examination, excluding the required minimum capital ratio which the Transaction will address
FFC Overview

▪ This transaction should afford Frontier valuable strategic advantages in this challenging environment, ushering in a new chapter in the company’s 30+ year history. Management believes the transaction should:
 – Revitalize customer and employee confidence in the Bank’s ongoing safety and future prospects
 – Allow management to refocus its efforts on the execution of the new business banking plan at a time of significant market dislocation
 – Double the average liquidity level of the past five fiscal years
▪  The FAS 141(R) fair value accounting adjustments coupled with Frontier’s ongoing vigilance in the handling of problem credits should put Frontier in a proactive position related to the ongoing management of problem credits
 – The additional capital cushion means the Bank does not anticipate being a forced seller as it monetizes non-
 performing assets
 ▫ Empower the Bank to explore all options available to maximize recovery value
▪ Frontier anticipates returning to positive earnings
 – Yields on new and existing, performing assets and improved cost of funding are anticipated to drive net interest margin, ROA and ROE
 – Expectation that loan losses should return to historical levels and no longer wash-away profitability
 – Any incremental retained earnings should further enhance the company’s capital position and strategic position
Introduction to the Post-Transaction Business

Recapitalization Supports FFC’s Primary Objectives

▪ Frontier’s Post-Transaction recapitalization should allow it to refocus on underwriting loans and improving customer service levels in an environment where many regional competitors are sidelined with capital issues
▪ By building upon strong customer relationships and deep market position, Frontier may attract customers who want local, full-service banking with a stable, long-term player
▪ Management has a track record of growing C&I lending successfully
 – Frontier intends to increase its portfolio allocation to C&I loans
 – C&I represents a compelling opportunity for Frontier as the business not only draws on the Bank’s current strength of local relationships but also may yield additional core deposits through cash management services
▪ Grow retail exposure - Washington and Oregon continue to represent attractive markets for Frontier
 – Frontier has targeted the I-5 corridor from Seattle / Bellevue to Tacoma and the Portland metro area for future growth opportunities
 – Frontier currently has 48 branches in Washington State that provide a strong deposit base and the opportunity to grow retail and C&I lending
 – Frontier’s position in Oregon is notably less developed with only 3 branches, acquired late in 2007
 – More than 50% of Oregon’s deposit market share is concentrated in the top 4 national banks, providing a significant opportunity for community banks to take share
 – Management is currently undertaking marketing projects, which, if successful, will bring incremental retail deposits to Frontier, increasing its core deposit base and lowering its cost of funds

New Growth Initiatives

▪ Frontier will seek to optimize its funding sources through the growth of non-interest bearing and other core deposits
▪ Pro forma for the Transaction, Frontier expects to cultivate a balanced loan portfolio which reflects the new business banking initiatives and complies with regulatory lending guidelines, including through:
 – Increased proportion of non-real estate lending efforts
 – Reduced proportion of real-estate based lending
 – Increased diversity within the real estate portfolio
▪ Frontier will closely monitor excess liquidity and intends to deploy such available liquidity opportunistically to:
 – Reduce reliance on high cost deposits
 – Originate additional loans within disciplined underwriting parameters
 – Reduce exposure to non-performing loans
▪ In addition, Frontier may:
 – acquire branches and other financial institutions, including being in a position to bid for failed financial institutions
 – Repurchase shares
▪ Flexibility provided by new equity capital and excess liquidity will allow the Board of Directors to work with management to selectively choose the optimal strategy to maximize shareholder value
Long-Term Operational Goals

▪ Substantially improved Capital position and regulatory capital ratios
▪ Improvement in Asset quality by virtue of additional write-downs of loans
▪ Improved governance with additions to holding company and bank boards while maintaining continuity of
 Management
▪ Ability to return to positive Earnings
▪ Improved Liquidity position
▪ Valuation at tangible book value

Summary - Post-Transaction FFC

Regulatory and Closing Conditions

▪ Frontier is currently operating under a cease and desist order from the FDIC and the State of Washington and a written agreement with the FRB
 – Cease and desist was issued based on the regulatory examination conducted by the FDIC and the State of
 Washington in June 2008
 – Prior to signing the merger agreement, SPAH and Frontier held discussions with the FDIC, the State of
 Washington and the FRB
 – SPAH and Frontier continue to work with the regulatory agencies
▪ The merger includes closing conditions related to regulatory approval and the existing regulatory orders
 – SPAH must be approved as a bank holding company by the FRB
 – The Transaction must also be approved by the State of Washington
▪ SPAH has taken a number of proactive steps to increase the likelihood that regulatory approvals required as conditions to close would be received
 – As part of the Transaction, SP Acq LLC and its affiliates will convert part of their shares to non-voting shares to limit their amount of voting shares
 ▫ SP Acq LLC and affiliates will hold a maximum of 4.99% of the voting shares of the company following the Transaction
 ▫ Warrants will be structured so SP Acq LLC and affiliates will hold a maximum of 4.99% of the voting shares of the company after warrant exercise
 – SPAH will retain one of the five Post-Transaction FFC board seats
 – SPAH management will resign and will be replaced by the existing management team of FFC

Regulatory Issues

▪ SPAH requires 50% + 1 public shareholder approval
▪ No more than 10% minus one of the SPAH public shareholders shall have voted against the transaction and converted their shares to cash
 – SPAH may waive this condition
▪ SPAH requires 50% + 1 of public warrant holder approval to amend the warrant agreement
▪ FFC requires approval from shareholders owning 2/3 of FFC’s outstanding shares
▪ The closing of the Transaction is subject to FRB approval of SPAH’s application for bank holding company status and approval by the State of Washington
▪ Frontier is operating under a cease and desist order from the FDIC and the State of Washington, and a written agreement with the FRB, that each imposes incremental regulatory oversight and limits certain business activities
 – SPAH and Frontier are seeking relief from certain key provisions of the cease and desist order and written agreement

Principal Closing Conditions

Summary

Summary - Key Points
Notes
1. Assumes no exercise of conversion rights. If 10% of SPAH’s shares were converted (minus one share), SPAH would have to pay approximately $42,716 in exchange for 4,328,959 shares.
2. Assumes no exercise of dissenter’s rights. If holders of 10% of FFC’s shares exercised and perfected their dissenters’ rights, SPAH would have to pay the fair value of those shares, in cash, as determined by Chapter
 13 of the Washington Business Corporate Act.
3. SPAH is in negotiation with its IPO underwriters regarding the amount and form of payment of the deferred underwriting fees from SPAH’s IPO totaling $17,316. The results of these negotiations are uncertain and could result in $17,316 in additional costs for the pro forma company which could be paid in cash.
4. Comparable companies presented on page 13. The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.
Source: S-4, other public filings and reconciliations on page 58.
▪ On July 30, 2009, SPAH and FFC signed a merger agreement ▪ SPAH is contributing ~$444 million of net cash to recapitalize FFC (1)(2)(3) – A SP Acq LLC affiliate will invest $30 million of cash at the time of the Transaction – a significant vote of confidence in the merger and long-term success of the Bank ▪ FFC’s brings its long-standing client relationships, personnel and banking operations that operate in the Puget Sound, WA region and the Portland, OR metro area ▪ The Transaction materially improves certain aspects of FFC’s financial position: ▪ Net write-downs and charge-offs since December 31, 2007 totaled $513 million ▪ The capital injection will position post-Transaction FFC to seek to be a renewed leader in its markets – Stronger capital position, above the regulatory “well-capitalized” level – Asset portfolio is written-down significantly from previous levels – Management can now focus on driving strong, sustainable growth – Capital provides a stable platform to potentially return to positive earnings – Enhanced liquidity allows for flexibility ▪ Assuming the Post-Transaction FFC stock trades at a similar Price / TBV as the comparable companies’ (selected by management as appropriate(4)) average of 1.40x, there is a potential for a premium to SPAH’s current share price

Further Details

Capital Assets Management Earnings Liquidity

▪ FFC should be significantly above the regulatory well-capitalized minimum on all three ratios
▪ Frontier is anticipating that with the completion of the Transaction that it should return to profitability and become a net capital generator
▪ The recapitalization turns Frontier from a capital preservation focus to a focus of choosing how and when to use its available capital to best enhance shareholder value

Capital & Ratio Summary
Capital ratios shown for consolidated company
Notes
Capital ratios are approximate.
1. Well-capitalized as per FDIC regulatory definitions.
2. Excess capital above minimum capital required to be well-capitalized.
3. Assumes no Tier II capital pro forma for Transaction.
~$300 million of write-downs at Transaction

Supervisory Capital Assessment Program Analysis
▪ Total net charge-offs and
 write-downs bring the
 carrying value of Frontier’s
 loan portfolio to levels
 suggested by the adverse
 SCAP case
▪ After these write-downs,
 FFC will still have equity
 capital above regulatory
 guidelines to be well-
 capitalized
▪ This over-capitalized
 position (compared to
 regulatory guidelines)
 puts Frontier in a position
 of strength to potentially
 grow its performing loan
 portfolio and attract new
 deposits
Source: Public filings and RP Financial 141(R) fair value assessment; selected data on pages 53 - 55.

Capital Assets Management Earnings Liquidity

▪ The FAS 141(R) fair value adjustment resulted in a substantial revaluation of the loan portfolio
 – ~$127 million (4.8%) write-down, ~$100 million net write-down (with write-up for yield adjustments), in the
 Performing Loan portfolio
 – ~$200 million (26.1%) write-down in the Non-Performing Loan Portfolio
Loan Assets Pre / Post-Transaction
All figures are as of June 30, 2009
Loan Portfolios by Loan Type, Pre-Transaction
Pre-Transaction: $2,652 million
Post-Transaction: $2,551 million
Pre-Transaction: $765 million
Post-Transaction: $565 million
Pre-Transaction: $3,416 million
Post-Transaction: $3,116 million
Source: RP Financial 141(R) fair value assessment; selected data on pages 53 - 55.

Addressing the Credit Issues
All figures are approximate
As of June 30, 2009:
▪ Total charge-offs and write-downs since December 31, 2007: $213 million
▪ Reduction in Acquisition, Development and Construction (“ADC”) Loans (including undisbursed loans) since
 June 30, 2008: $916 million
As of June 30, 2009, pro forma for FAS 141(R) adjustments:
▪ Total charge-offs and write-downs since December 31, 2007: $513 million
▪ Reduction in ADC Loans since June 30, 2008: $1,188 million
▪ Additional reserves and charge-offs may be taken as appropriate - the new capital should serve as a cushion to any incremental charge-offs that are necessary
▪ There is a potential for a recovery of some amount of the written-down assets

▪ Management has been proactive in charging-off non-performing assets and taking reserves against the loan portfolio
▪ Pre-Transaction, as of June 30, 2009, on a cumulative basis, Frontier has taken charges to its Shareholders’
 Equity in the amount of ~9% of its Gross Loan balance at December 31, 2007, or $213 million
▪ In connection with the Transaction, Frontier will write-down Gross Loans by a further $300 million as a result of the FAS 141(R) fair value adjustments
▪ Pro forma for the Transaction, Frontier will have charged-off ~14% of its December 31, 2007 Gross Loan balance, representing a total of ~$513 million (includes cumulative charge-offs and current ALLL as well as the
 FAS 141(R) adjustments)
Cumulative Charge-offs and Reserves through the Cycle
Notes
1.Gross Loans includes Loans Held for Sale.
2.ALLL excludes undisbursed loan loss reserves.
3.Cumulative Charges is calculated by cumulatively adding Net Charge-offs, starting with the Net Charge-off amount for the fiscal quarter ending March 31, 2008 and adding the ALLL for the specific period, divided by the Gross Loan balance as of December 31, 2007.

▪ As of June 30, 2009, FFC charged-off and had taken a specific reserve for ~16% of its non-performing loans since first classifying them as non-performing
▪ After taking into account the FAS 141(R) adjustments to the carrying value of FFC’s non-performing loans, a total of ~36% of the original NPL balance will have been charged-off or written-off
▪ The Transaction results in write-downs of non-performing loans that significantly reduces the loan loss uncertainty and should reduce risk in the Bank’s balance sheet
Cumulative Charge-offs of Non-Performing Loans
All figures are as of June 30, 2009
1. Source: RP Financial 141(R) fair value assessment; selected data on pages 53 - 55.
2. Source: S-4 filing.
Explanations:
(A): Non-performing loans
(B): Cumulative amount of charge-offs related to the non-performing loans (Pre-Transaction)
(C): Specific allowance for loan losses attributable to non-performing loans
(D): Cumulative charges to Book Equity, including charge-offs and allowances for loan losses (Pre-Transaction)
(E): FAS 141(R) Adjustment to non-performing loans
(F): Post-Transaction non-performing loan balance
(G): Cumulative amount of charge-offs related to the non-performing loans (Post-Transaction)
(H): Percentage of charges to equity / Original NPL Balance (pre Charge-offs to Equity)

NPA: Strategy to Protect / Create Value
Note
1.Non-performing Assets includes OREO.
2.Assumes no exercise of conversion rights. If 10% of SPAH’s shares were converted (minus one share), SPAH would have to pay approximately $42,716 in exchange for 4,328,959 shares.
3.Assumes no exercise of dissenter’s rights. If holders of 10% of FFC’s shares exercised and perfected their dissenters’ rights, SPAH would have to pay the fair value of those shares, in cash, as determined by Chapter 13 of the Washington Business Corporate Act.
4.SPAH is in negotiation with its IPO underwriters regarding the amount and form of payment of the deferred underwriting fees from SPAH’s IPO totaling $17,316. The results of these negotiations are uncertain and could result in $17,316 in additional costs for the pro forma company which could be paid in cash.
▪ Pro forma for the Transaction, the Bank will be over-capitalized (relative to regulatory “well-capitalized” guidelines), enabling it to choose the optimal strategy in working through its remaining non-performing loans and other real estate owned (“OREO”) ▪ Assuming the Bank maintains a 10.00% Tier I Leverage Ratio to support the performing assets, it will have $194 million of additional equity capital to support growth and to protect the Bank from any incremental losses in the loan portfolio – ~24% Tangible Equity / Non-Performing Assets allows management to be opportunistic in monetizing assets ▪ The Bank will seek to extract the highest return on capital as it deals with its non-performing assets, including: – Provide funding to near-completion projects that may then be sold or refinanced – Continue to develop lots that meet zoning standards, at which time it is anticipated they will be held until the market returns to more normalized levels – Loans and other assets that do not fall in the above two categories will either be sold or resolved as efficiently as possible

Capital Assets Management Earnings Liquidity

▪ FFC Board will be led by Warren Lichtenstein as Chairman
▪ Management will be led by Pat Fahey as CEO and Mike Clementz as President
▪ Pat Fahey and Mike Clementz assumed executive management positions at FFC on December 8, 2008, following deterioration in the general economy and in Frontier’s loan portfolio
 – Pat Fahey has over 40 years of experience in the banking industry
 – Mike Clementz has over 45 years of experience in the banking industry
▪ The continuity of the Frontier management team should provide important consistency for customers and employees
▪ The addition of Warren Lichtenstein to the holding company board and John McNamara to the Bank board will bring to the Boards of Directors their years of extensive experience as investors, management and active board members and an outside perspective to the oversight and strategy development of the business

Board / Management

▪ Warren G. Lichtenstein - Chairman of the Board of post-Transaction Frontier Financial Corporation
 – Warren is currently Chairman, President and CEO of SPAH. He has more than 20 years of experience investing globally in public and private companies, including debt and equity securities. He co-founded and manages Steel Partners Holdings L.P., Steel Partners II, L.P., Steel Partners Japan Strategic Fund (Offshore),
 L.P., Steel Partners China Access I L.P. Warren is Chief Executive Officer of Steel Partners LLC, a global management firm
▪ Patrick M. Fahey - CEO & Director of post-Transaction Frontier Financial Corporation and Director of post-
 Transaction Frontier Bank
 – Pat has over 40 years in the banking industry and has been a director since January 2006. He currently serves as Chairman and CEO of Frontier Financial Corporation and Chairman of Frontier Bank. He was
 founding chairman, President and CEO of Pacific Northwest Bank for 16 years, one of the regions more successful community banks which was sold to Wells Fargo in 2003
▪ Michael J. Clementz - President of post-Transaction Frontier Financial Corporation
 – Mike has been in the banking industry for over 45 years. He joined Frontier in July 2000 through the merger of Liberty Bay Financial Corporation and North Sound Bank where he was founder, president, CEO and chairman. From 2003 until 2005, Mike served as President and CEO of Frontier Financial Corporation, and as
 President of Frontier Financial Properties from 2006 until December of 2008. He currently serves as
 President of Frontier Financial Corporation and CEO of Frontier Bank
▪ Carol E. Wheeler - CFO & Secretary of post-Transaction Frontier Financial Corporation and CFO of Frontier
 Bank
 – Carol has been with Frontier since 1978. She established its Audit Department (1983), and she served as senior vice president and internal auditor as the bank grew from $100 million to $2 billion, including the holding company and subsidiaries
Board / Management - Post-Transaction FFC (HoldCo)

▪ John McNamara - Chairman of the Board of post-Transaction Frontier Bank
 – John is currently Managing Director, Head of Capital Markets, an investment professional of Steel Partners
 LLC and Chairman of the Board of WebBank. Previously, he was a Managing Director and Partner at Imperial
 Capital LLC. Mr. McNamara began his career at BayBanks, Inc. where he served in lending and work-out capacities
▪ Michael J. Clementz - CEO of Frontier Bank
▪ John J. Dickson - President of Frontier Bank
 – John has been with Frontier since April 1985. He became president of Frontier Bank in December 2008 and was previously its CEO from May 2003 to November 2008. In addition he served as president and CEO of
 Frontier Financial from January 2006 through November 2008. John spent most of his early tenure in the financial area of the bank, along with several years in credit administration and as a loan officer
▪ Robert W. Robinson - Executive Vice President and Chief Credit Officer
 – Rob has spent more than 28 years in the banking industry. He joined Frontier in July 2000 through the merger of Liberty Bay Financial Corporation. Rob was formerly the president and director of Liberty Bay
 Financial Corporation and North Sound Bank
Board / Management - Post-Transaction Frontier (Bank)

Capital Assets Management Earnings Liquidity

Historical Income Statement
Note
1.Average cost of funds calculated as interest expense / (interest bearing liabilities + non-interest bearing deposits).

Adjusted June 30, 2009 Earnings
▪ The FAS 141(R) fair value adjustments to
 the loan portfolio should reduce the need
 for provisions in the future
 – Excluding the reversal of the provision
 for loan losses and other one-time
 items for the quarter ended June 30,
 2009, FFC remains profitable
▪ Pro forma for the Transaction, Frontier will
 benefit from the ability to make new,
 profitable loans at today’s attractive
 spreads
▪ In addition, as Frontier transitions into a
 well-capitalized bank with a clean loan
 portfolio, it will benefit from lower costs
 related to work-outs of NPA
▪ Non-performing loans and a high cost of
 funds continue to negatively impact
 earnings
▪ A future removed of regulatory restrictions
 (to the extent regulatory relief is granted)
 should allow Frontier to optimize its
 sources and cost of funding
 – Frontier’s cost of funding(2) in the most
 recent quarter was 2.59% versus its
 comparables (selected by management
 as appropriate(3)) with an average cost
 of funding of 1.17%
Notes
1. $2 million credit collections, legal and foreclosure expenses for quarter ended June 30, 2009 as per July 29, 2009 earnings call.
2. Cost of funding is interest expense / total deposits and borrowings.
3. Comparable companies presented on page 13. The criteria for selection of the comparable companies was western region commercial banks trading at or above tangible book value. Using a different set of comparables could result in different conclusions.
Source: S-4 and other public filings.
▪ FFC’s second quarter 2009 pre-tax earnings have been
 adjusted to reflect one-time charges

Capital
Assets
Management
Earnings
Liquidity
Capital Assets Management Earnings Liquidity

▪ FFC had a liquidity position as of June 30, 2009 that was greater than 10% of Total Assets
 – The Transaction should almost double that amount
▪ FFC does not have any derivatives or exotic financial securities on its balance sheet
▪ Post Transaction liquid assets will be comprised of low-risk assets - predominantly cash and fixed income securities; only 2.7% of total AFS Securities is comprised of equities today
Liquidity
Note
1.Pro forma liquidity level could vary on a number of factors.
2.Assumes no exercise of conversion rights. If 10% of SPAH’s shares were converted (minus one share), SPAH would have to pay approximately $42,716 in exchange for 4,328,959 shares.
3.Assumes no exercise of dissenter’s rights. If holders of 10% of FFC’s shares exercised and perfected their dissenters’ rights, SPAH would have to pay the fair value of those shares, in cash, as determined by Chapter 13 of the Washington Business Corporate Act.
4.SPAH is in negotiation with its IPO underwriters regarding the amount and form of payment of the deferred underwriting fees from SPAH’s IPO totaling $17,316. The results of these negotiations are uncertain and could result in $17,316 in additional costs for the pro forma company which could be paid in cash.
Source: S-4, other public filings, reconciliation on page 58 and RP Financial 141(R) fair value assessment; selected data on pages 53 - 55.
(1)(2)(3)(4)

▪ As of June 30, 2009, the Bank received a substantial
 portion of its funding from time deposits
 – Management has initiatives in place to increase
 core deposits
 – As an over-capitalized bank (relative to regulatory
 “well-capitalized” guidelines), free of certain
 regulatory constraints (to the extent regulatory
 relief is granted), Frontier should be able to
 optimize its cost of funding
 – The Bank should be able to regain access to
 traditional lines of credit with correspondent
 banks
Funding Mix Overview
Source: Frontier Bank Call Reports.

Geographic Footprint & Market Share

▪ From its headquarters in Everett, WA the Bank has
 built a strong competitive position over its 30 year
 history through organic growth and acquisition
▪ Frontier ranks 8th in Washington State’s deposit
 market share and operates 48 branches in the state
▪ Demographic trends are attractive in the area
 including strong population growth and above
 average household incomes
▪ The economy within Frontier’s Washington footprint
 is highly diversified and includes large employers
 such as Boeing, Microsoft, Amazon, the Port of
 Tacoma, the Port of Everett, Starbucks and Costco
 – Regional economy should benefit from increase
 in technology spending in 2010 and beyond
 – Strong ties to global economy
 – Construction activity has started to return
▪ Frontier has targeted the I-5 corridor from
 Seattle/Bellevue to Tacoma for future growth
 opportunities
Powerful Position in Attractive Puget Sound Area

▪ Frontier’s position in Oregon is notably less
 developed
 – 3 branches, acquired via acquisition late in 2007
▪ Oregon deposit market share over 50%
 concentrated in the top 4 national banks
 – Significant opportunity for community banks
▪ Strong demographic trends and stabilizing
 economic condition
▪ Diverse economy with foundations in natural
 resources and agriculture with more recent growth
 in manufacturing and high technology
▪ The Bank’s presence in Oregon provides a key
 platform for potential growth as Oregon law
 prohibits de novo branching by out of state
 companies, providing a legitimate barrier of entry to
 competitors
Substantial Growth Potential in Oregon

Well-Positioned in Washington
As of June 30, 2008
Source: SNL Financial.

Important Foothold in Oregon
As of June 30, 2008
Source: SNL Financial.

Appendix

RP Financial 141(R) Selected Data

RP Financial 141(R) Selected Data (cont’d)

RP Financial 141(R) Selected Data (cont’d)

Reconciliations

Reconciliations (cont’d)

Reconciliations (cont’d)